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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-KSB of our report dated February 25, 2000, included in Registration Statement File No. 333-13983 on Form S-8, Registration Statement File No. 333-83103 on Form S-8, Registration Statement File No. 333-03282-D on Form S-3, Registration Statement File No. 333-58653 on Form S-3, Registration Statement File No. 333-69477 on Form S-3, Registration Statement File No. 333-71503 on Form S-3, Registration Statement File No. 333-86465 on Form S-3, Registration Statement File No. 333-87887 on Form S-3, Registration Statement File No. 333-67509. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.

                                                       ARTHUR ANDERSEN LLP

Denver, Colorado
     March 27, 2000